SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT June 9, 2005
Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K For First Hartford Corporation

June 9, 2005

Financial Obligation Matter

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On June 7, 2005 Dover Parkade LLC a 50% owned subsidiary of the Company refinanced its securitized mortgage.

The refinancing handled by Bear Stearns defeased a mortgage of $15,260,000 and had a cost of defeasance of $2,913,000.  The mortgage would have matured November 1, 2011 and had a 7.25% interest rate.

The new mortgage of $20,500,000 is due in 10 years with a 30 year amortization and has an interest rate of 5.358%.  Closing cost of approximately $214,000 included an environmental insurance policy of $102,000.

After all funds that the partners and/or partnership had advanced for the closing were returned, the Company has received a cash distribution of approximately $1,000,000.

First Hartford Corporation

/s/Stuart I. Greenwald
Stuart I. Greenwald
Treasurer